Exhibit 23.1



                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Deka Medical, Inc.

We consent to the incorporation by reference in the Registration Statements No. 33-85668, 33-93526, 33-93528, 333-11407, 333-36049, 333-70033, 333-81605, and
333-81637 on Form S-8 of Isolyser Company, Inc. of our report dated August 2, 2001, with respect to the consolidated balance sheets of Deka Medical, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, which report appears in the Form 8-K/A of Isolyser Company, Inc. dated March 9, 2001.


                                                /s/ KPMG LLP
Jackson, Mississippi                            KPMG LLP
October 9, 2001



1401835